UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2024

Jabil Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10800 Roosevelt Boulevard North, St. Petersburg, Florida 33716

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (727) 577-9749

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2024, Mr. Kenneth S. Wilson, Chief Executive Officer and Director of Jabil Inc. (the “Company”), was placed on a paid leave pending completion of an investigation related to corporate policies. The conduct that prompted this review does not relate to, and does not impact, the Company’s financial statements or financial reporting. Effective as of April 19, 2024, the Company’s Board of Directors appointed Mr. Michael Dastoor, Chief Financial Officer, to serve as the Company’s interim Chief Executive Officer. Information about Mr. Dastoor can be found in, and is incorporated into this Item 5.02 by reference to, the Company’s Annual Report on form 10-K filed with the Securities and Exchange Commission on October 20, 2023. Mr. Mark T. Mondello continues in his role as Executive Chairman of the Board of Directors.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL INC.

By:	/s/ Susan Wagner-Fleming
Susan Wagner-Fleming
Vice President, Senior Deputy General Counsel and Corporate Secretary

Date: April 18, 2024